                                                                   EXHIBIT 10.12

                 FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         This First Amended and Restated Employment Agreement dated and effective as of December 1, 1998 (this "Agreement") is entered into by and between American Residential Services, Inc., a Delaware corporation (the "Company" or "ARS"), and Edward M. Dunn (the "Employee"). This Agreement amends and restates in its entirety the Employment Agreement dated May 27, 1997 between AMS American Mechanical Services of Maryland, Inc., a subsidiary of the Company, and Employee.

         1. Employment. On the terms and subject to the conditions set forth herein, the Company hereby employs the Employee and the Employee hereby accepts employment with the Company.

         2. Duties and Responsibilities. Subject to the other provisions hereof and to the power of the board of directors of the Company (the "Board") to manage the business and affairs of the Company and to elect and remove its officers and other managers, the Company will employ the Employee as a Senior Vice President, and the Employee will perform the duties, functions and services as are customarily or otherwise reasonably incidental to that position and such other duties, functions and services as the Board or the President of the Company (the "President") from time to time may request. The Employee will report directly to the Chief Executive Officer of the Company or to such other person as the Board may from time to time determine.

         3. Compensation and Other Employee Benefits. As compensation for the Employee's services hereunder during the Employment Term (as defined in Section
4), the Company will:

         (a) during the Employment Term (as defined in Section 4), pay to the Employee an annual base salary (the "Base Salary"), subject to such withholdings or other deductions as may be required by applicable laws or regulations, of $173,100 in accordance with the then current payroll policies of the Company, which Base Salary will be subject to increase (but not decrease) at the discretion of the Board; and

         (b) subject to the right of the Company to amend or terminate any employee benefit, compensation or welfare plan, (i) afford the Employee the right to participate in (A) such medical and dental plans as the Company makes available to its exempt salaried employees generally during the Employment Term and (B) any employee and/or group benefit plans that the Company makes available to its exempt salaried employees generally during the Employment Term (including, without limitation, disability, accident, medical, life insurance and hospitalization plans) and (ii) subject to the requirements of the business expense reimbursement policies and procedures of the Company as in effect from time to

Dunn - First Amended Employment Agreement time, reimburse the Employee for the reasonable out-of-pocket expenses he incurs in the course of performing his duties hereunder.

         4. Term. The term of the Employee's Employment under this Agreement (the "Employment Term") will be for a term commencing on the effective date hereof and ending, without the necessity of further action by any person, on May 27, 2001; provided, that the Company and the Employee may extend the Employment Term for one or more additional periods by their mutual written consent signed by each of them. As used herein, "Employment" means the employment of the Employee as an exempt salaried employee of the Company or any other subsidiary of the Company, and the transfer of the Employee's Employment from (a) the Company or any other subsidiary of the Company or (b) from any subsidiary of the Company to the Company will not constitute a termination of the Employee's Employment for purposes of Section 6.

         5. Competition and Confidentiality. (a) The Employee acknowledges that: (i) the Company, the Company's subsidiaries and other businesses the Company controls (alone or in common with one or more other persons, entities or organizations) or hereafter acquires (collectively, the "ARS Group") are engaged in the business of providing (A) comprehensive maintenance, repair and replacement services for heating, ventilating and air conditioning, plumbing, electrical, indoor air quality and other systems and major appliances in personal residences and commercial, industrial and institutional facilities (including, in the case of those facilities, building automation, lighting, remote monitoring and refrigerant retrofitting services) and (B) new installations of those systems and appliances in those residences and facilities under construction (including the design and building of retrofit systems for major expansion or renovation projects relating to those residences and facilities)(collectively, the "Business"); (ii) the ARS Group conducts the Business throughout the United States; (iii) the Employee's work for the Company has given and will continue to give the Employee the trade secrets of and other confidential information concerning the Company and the other members of the ARS Group; (iv) the Employee's covenants in this Section 5 are essential to protect the Business and the goodwill of the ARS Group; and (v) the Employee has the means to support himself and his dependents other than by engaging in the Business in contravention of this Section 5, and this Section 5 will not impair his ability to provide that support. Accordingly, the Employee covenants that he will not, at any time during the Employment Term or the period of 730 consecutive days after the first to occur of the expiration of the Employment Term or the termination of the Employee's Employment pursuant to Section 6(a),
(c), (d), (e) or (f) (the "Post-employment Restricted Period"): (i) accept employment with or render service to any person, firm or corporation that is engaged in a business directly competitive with the Business, in any case in any Territory surrounding any service facility of the ARS Group (the "Territory" surrounding any service facility means (A) the city, town or village in which that service facility is located, (B) the county or parish in which that service facility is located, (C) the counties or parishes contiguous to the county or parish in which that service facility is located, (D) the area located within 50 miles of that service facility, (E) the area located within 100 miles of that service area and (F) the area in which that service facility regularly provides services at the locations of its customers); (ii) directly or indirectly own, finance or control, or participate in the ownership or control of, or be connected as a principal, agent, representative, consultant, advisor, investor, owner, partner, financier, manager or joint


Dunn - First Amended Employment Agreement venturer with, or permit his name to be used by or in connection with, any business or enterprise directly competitive with the Business (provided, however, that the Employee may invest as an investor in the voting securities of any person that is a reporting company under the Securities Exchange Act of 1934, as amended, so long as (A) the aggregate amount of those securities the Employee owns directly or indirectly is less than five percent of the total outstanding voting securities of that person and (B) the Employee has no other affiliation with that person); (iii) call on, solicit or perform services for, directly or indirectly, or aid, directly or indirectly, any other person, entity or organization (other than a member of the ARS Group) in calling on, soliciting or performing services for, directly or indirectly, any person that at that time is, or at any time within one year prior to that time was, a customer of any member of the ARS Group or any prospective customer that had or, to the knowledge of the Employee, was about to receive a business proposal from any member of the ARS Group, for the purpose of soliciting or selling any product or service in competition with the ARS Group; (iv) accept (otherwise than on behalf of a member of the ARS Group), directly or indirectly, the business of any person that at that time is, or at any time prior to that time was, a customer of any member of the ARS Group, or request, advise or suggest to any such person that such person curtail, cancel or withdraw its business from the ARS Group; or
(v) otherwise than on behalf of any member of the ARS Group, solicit the employment of, or induce or advise to leave the employ by any member of the ARS Group of, any person who at that time is employed on a full- or part-time basis by any member of the ARS Group. Notwithstanding the foregoing, if the Employment Term expires pursuant to Section 4 and the Employee's Employment thereafter continues on an at-will basis for a period of more than 365 consecutive days, then the Post-employment Restricted Period will end on the 366th day following the subsequent termination of the Employee's Employment.

         (b) The Employee acknowledges: (i) the ARS Group has a legitimate business interest in the protection of its Confidential Information (as hereinafter defined); and (ii) the ARS Group's Confidential Information is a valuable asset worthy of and subject to protection by the ARS Group. Accordingly, the Employee covenants that: (i) during the Employment Term and thereafter, the Employee will keep confidential all Confidential Information of the ARS Group which is known to him and, except with the specific prior written consent of the general counsel of the Company or as required to be disclosed by law or the order of any agency, court or other governmental authority, not disclose that Confidential Information to any person except members of the ARS Group and their employees, accountants, counsel and other designated representatives. "Confidential Information" of the ARS Group means all know-how, trade secrets and other confidential or nonpublic information prepared for, by or on behalf of, or in the possession of, any member of the ARS Group, including
(i) nonpublic Proprietary Information (as hereinafter defined), (ii) other information derived from reports, investigations, research, studies, work in progress, codes, marketing, sales or service programs, capital expenditure projects, cost summaries, equipment, product or system designs or drawings, pricing or other formulae, contract analyses, financial information, projections, customer lists, agreements with vendors, joint venture agreements, confidential filings with any agency, court or other governmental authority and
(iii) all other concepts, methods, techniques and processes of doing business, ideas or information that can be used in the operation of a business or other enterprise and is sufficiently valuable, or potentially valuable, and secret to afford an actual or


Dunn - First Amended Employment Agreement potential economic advantage over others. Confidential Information of the ARS Group does not include any information: (i) that currently is generally available to and generally known by the public or, through no fault of the Employee, hereafter becomes generally available to and generally known by the public. "Proprietary Information" means all the following that (i) relates to or is used or useful in the Business or any logical extension thereof or results from the Employee's work for the Company or any other member of the ARS Group and (ii) is conceived or created by the Employee, either alone or in collaboration with any other person or persons, at any time and in any place on or after the date of this Agreement and prior to the termination of the Employee's Employment for any reason: all conceptions and ideas for inventions, improvements or valuable discoveries, whether or not patentable, all trade secrets, all works of authorship (including illustrations, writings, computer programs and software) and all other business or technical information.

         (c) The Employee will promptly disclose to the Company as it becomes available to the Employee all Proprietary Information and hereby assigns to the Company all his right, title and interest in all Proprietary Information available to him at the date of this Agreement. The Employee covenants and agrees that the Employee will: (i) assign to the Company or its designee all his right, title and interest in all Proprietary Information that hereafter becomes available to him; and (ii) whenever requested by the Company to do so, execute and deliver such applications, assignments, licenses or other documents, and perform such other acts, as the Company may consider necessary to protect the rights, title and interest of the Company or its designee in all Proprietary Information assigned or to be assigned by the Employee pursuant to this Section 5(c).

         (d) At any time at the request of the Company and promptly on the termination of the Employee's Employment for any reason without the requirement of any request therefor, the Employee will deliver to the Company all the following then in the Employee's possession or subject to disposition by the
Employee: (i) the originals and all copies of all Confidential Information; (ii) the originals and all copies of all Proprietary Information; (iii) the originals and all copies of all books, business forms, drawings, files, lists, memoranda, notebooks, notes, records and other documents (including all thereof stored in computer memories or on disks, on microfiche or by any other means) which relate to the Business or any member of the ARS Group, whether compiled, made or prepared by the Employee or by any other person; and (iv) all devices, equipment, tools and other tangible property owned or leased by any member of the ARS Group.

         (e) It is expressly understood and agreed that each of the parties consider the restrictions contained in Section 5 to be reasonable for the purpose of preserving for the ARS Group the good will, proprietary rights and going business value of the Company. It is the desire and intent of each of the parties that the covenants and agreements of the Employee in Sections 5(a), (b),
(c) and (d) (the "Restrictive Covenants") be enforced to the fullest extent permissible under all applicable laws and public policies. Accordingly, if any particular portion of any Restrictive Covenant is adjudicated to be invalid or unenforceable, that Restrictive Covenant will be deemed amended (i) to reform the particular portion to provide for such maximum restrictions as will be valid and enforceable or, if that is not possible, then (ii) to delete therefrom the portion thus


Dunn - First Amended Employment Agreement adjudicated to be invalid or unenforceable. The Restrictive Covenants will inure to the benefit of any successor or successors to ARS, the Company and each other member of the ARS Group.

         (f) The Employee acknowledges that (i) the Restrictive Covenants are expressly for the benefit of the Company and the other members of the ARS Group,
(ii) one or more of the members of the ARS Group would be irreparably injured by a violation of any of the Restrictive Covenants and (iii) the members of the ARS Group would have no adequate remedy at law in the event of such violation. Therefore, the Employee acknowledges and agrees that injunctive relief, specific performance or any other appropriate equitable remedy (without any bond or other security being required) are appropriate remedies to enforce compliance by the Employee with the Restrictive Covenants.

         6. Termination of Employment. (a) For Due Cause. If the Company has Due Cause (as hereinafter defined) to terminate the Employee's Employment, the Company will be entitled to terminate the Employee's Employment at any time by delivering written notice of that termination to the Employee, in which event
(i) that termination will be effective immediately on the delivery of that notice, (ii) the Company will pay to the Employee his Base Salary accrued and unpaid to the date of that termination and (iii) all the rights and benefits the Employee may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs. "Due Cause" means: (i) the Employee has committed a willful serious act, such as fraud, embezzlement or theft, against any member of the ARS Group, intending to enrich himself at the expense of the Company or that member; (ii) the Employee has been convicted of a felony (or entered a plea of nolo contendre to a felony charge); (iii) the Employee has engaged in conduct that has caused demonstrable and serious injury, monetary or otherwise, to any member of the ARS Group; (iv) the Employee, in carrying out his duties hereunder, has been guilty of gross neglect or gross misconduct; (v) the Employee has (A) refused to carry out his duties hereunder in gross dereliction of those duties and, after receiving written notice to such effect from the Company, (B) failed to cure the existing problem within five days; or (vi) the Employee has materially breached this Agreement and has not remedied that breach within five days after receipt of written notice from the Company that the breach has occurred.

         (b) Death. If the Employee dies, (i) the Employee's Employment will terminate on the date of his death, (ii) the Company will pay to the Employee's estate the Employee's Base Salary accrued and unpaid through the end of the month in which he dies and (iii) all rights and benefits the Employee (or his estate) may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs.

         (c) Disability. If the Employee suffers a Disability (as hereinafter defined), (i) the Employee's Employment will terminate on the date on which the Company determines that Disability has occurred, (ii) the Company will pay to the Employee his Base Salary accrued and unpaid through the end of the month in which is employment is terminated because of that Disability


Dunn - First Amended Employment Agreement and (iii) all the rights and benefits the Employee may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs. "Disability" means the inability or incapacity (by reason of a medically determinable physical or mental impairment) of the Employee to perform the essential functions of the job then assigned to him hereunder for a period that can be reasonably expected to last more than 120 days. That inability or incapacity will be documented to the reasonable satisfaction of the Company by appropriate correspondence from registered physicians reasonably satisfactory to the Company.

         (d) Voluntary Termination. The Employee may voluntarily terminate his Employment at any time by providing at least 30 days' prior written notice to the Company, in which event, subject to the provisions of Section 6(f), (i) the Company will pay to the Employee his Base Salary accrued and unpaid to the date his Employment terminates and (ii) all the rights and benefits the Employee may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs.

         (e) Change of Control. For purposes of this Agreement, "Change of Control" means an acquisition of securities in which a person or entity other than the Company or its subsidiaries, together with all affiliates or associates of such person or entity, becomes the beneficial owner of fifty percent (50%) or more of the then outstanding shares of common stock of the Company as a result of such acquisition; provided, however, that such Change of Control does not occur solely as a result of a reduction in the number of shares of common stock outstanding due to a repurchase of common stock of the Company by the Company or its subsidiaries. For purposes of this Agreement, the Change of Control will be deemed to occur on the effective date on which such person or entity acquires beneficial ownership of at least one share greater than fifty percent (50%) of the then outstanding shares of common stock of the Company. If, at any time within three-hundred sixty-five (365) days after a Change in Control occurs, the Company terminates the Employee's Employment for any reason other than Due Cause or the Employee's Disability, or if the Employee voluntarily terminates his Employment following a decrease in his Base Salary to which he has not consented in writing, then the Employee may, at his option, tender to the Company a signed and dated Change of Control Termination Notice specifying the factual basis of the Change of Control and the basis for Employee's termination or decrease in Base Salary. If the Company does not dispute in writing the factual basis of such Change of Control Termination Notice within fifteen (15) days of Company's receipt thereof, then: (i) the Employee's Employment shall terminate effective as of the fifteenth (15th) day after the date of the Change of Control Termination Notice; (ii) within forty-five (45) days after the Company's receipt of such Change of Control Termination Notice, the Company will pay to the Employee one lump sum payment equal to two times Employee's highest annual Base Salary hereunder, and; (iii) all the rights and benefits the Employee may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs.


Dunn - First Amended Employment Agreement

         (f) Other Terminations. The Company will be entitled to terminate the Employee's Employment at any time for any reason. Except as otherwise provided for in Section 6(e) hereof, if the Company terminates the Employee's Employment for any reason other than Due Cause or the Employee's Disability, or if the Employee voluntarily terminates his Employment following a decrease in his Base Salary to which he has not consented in writing, (i) the Company will pay to the Employee his Base Salary in accordance with the then current payroll policies of the Company to the expiration of the Employment Term but only for so long as the Employee is in strict compliance with Section 5 of this Agreement and (ii) all the rights and benefits the Employee may have under the employee benefit, bonus and/or stock option plans and programs of the Company, if any, will be determined in accordance with the terms and conditions of those plans and programs.

         7. No Conflicts. The Employee represents and warrants that the Employee is under no contractual or other restrictions or obligations that will
(a) limit Employee's activities on behalf of the Company or (b) prohibit or inhibit disclosure or use by the Employee of any information in possession of the Employee which directly or indirectly relates to the operation or business of the Company or the services to be rendered by the Employee, under this Agreement or otherwise.

         8. Notices. All notices, requests, demands and other communications given under or by reason of this Agreement must be in writing and will be deemed given when delivered in person or when mailed, by certified mail (return receipt requested), postage prepaid, addressed as follows (or to such other address as a party may specify by notice pursuant to this provision):

         (a) If to the Company:

             American Residential Services, Inc.
             Post Oak Tower, Suite 725
             5051 Westheimer Road
             Houston, Texas 77056-5604
             Attn:    General Counsel

         (b) If to the Employee:

             Edward M. Dunn
             17518 Wood Camp
             Mount Airy, Maryland 21771

         9. Governing Law. This Agreement will be governed by and construed in accordance with the substantive laws (other than the rules governing conflicts of laws) of the State of Texas.


Dunn - First Amended Employment Agreement

         10. Additional Instruments. The Employee and the Company will execute and deliver any and all additional instruments and agreements that may be necessary or proper to carry out the purposes of this Agreement.

         11. Entire Agreement and Amendments. This Agreement contains the entire agreement of the Employee and the Company relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between the Employee and the Company with respect to the subject matter hereof. This Agreement may not be amended or modified except by an agreement in writing signed by the party against whom enforcement of any waiver or modification is sought.

         12. Headings. The headings of Sections and subsections hereof are included solely for convenience of reference and will not control the meaning or interpretation of any of the provisions hereof.

         13. Tax Withholding. Notwithstanding any other provision hereof, the Company may withhold from amounts payable hereunder all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

         14. Separability. If any provision of this Agreement is rendered or declared illegal, invalid or unenforceable by reason of any existing or subsequently enacted legislation or by the final judgment of any court of competent jurisdiction, the Employee and the Company will promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.

         15. Assignments. The Company may assign this Agreement to any person or entity succeeding to all or substantially all the business interests of the Company by merger or otherwise. The rights and obligations of the Employee under this Agreement are personal to him, and none of those rights, benefits or obligations will be subject to voluntary or involuntary alienation, assignment or transfer, except as otherwise contemplated hereby.

         16. Effect of Agreement. Subject to the provisions of Section 15 with respect to assignments, this Agreement will be binding on the Employee and his heirs, executors, administrators, legal representatives and assigns and on the Company and its successors and assigns, except as otherwise contemplated hereby. The Employee acknowledges that the provisions of Section 5 are for the benefit of ARS and the other members of the ARS Group, in addition to the Company.

         17. Execution. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which will constitute one and the same agreement.


Dunn - First Amended Employment Agreement

         18. Waiver of Breach. The waiver by either party to this Agreement of a breach of any provision of the Agreement by the other party will not operate or be construed as a waiver by the waiving party of any subsequent breach by the other party.




         IN WITNESS WHEREOF, the Employee and the Company have executed this Agreement effective as of the date first above written.



AMERICAN RESIDENTIAL SERVICES, INC.            EMPLOYEE



By:
   --------------------------                  --------------------------
   Thomas Amonett                                   Edward M. Dunn
   President


ARS AMERICAN MECHANICAL SERVICES
OF MARYLAND, INC. (Joined in solely for the purpose of the amendment and restatement set forth in the recitals herein)



By:
   --------------------------
   John D. Held
   Vice President


Dunn - First Amended Employment Agreement